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                                                                    EXHIBIT 4.03


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                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.


                                       AND


                          SEATTLE-FIRST NATIONAL BANK,


                                                        Trustee


                                   ----------


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of October 3, 1980


                                   ----------


            Relating to an issue of Investment Debentures, Series II


                                   ----------

               Supplemental to Indenture dated as of July 6, 1979





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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of September 15, 1980 is between Metropolitan Mortgage & Securities Co., Inc., a Washington corporation (hereinafter called the "Company"), having its principal office at West 929 Sprague Avenue, Spokane, Washington 99204, and Seattle-First National Bank, a national banking association (hereinafter called the "Trustee"), having offices at 1001 Fourth Avenue, Seattle, Washington 98154, and is supplemental to an Indenture, dated as of July 6, 1979 (the "Indenture"), between the Company and the Trustee.

                             RECITALS OF THE COMPANY

         The Company previously executed and delivered to the Trustee the Indenture that provides for the issuance in one or more series of the Company's Investment Debentures (hereinafter called the "Debentures"), in accordance with the Indenture. The initial series of Debentures issued under the Indenture is known as the Company's Investment Debentures, Series I, limited to the aggregate principal amount of $20,000,000.

         The Board of Directors of the Company has established a new series of Debentures to be designated "Investment Debentures, Series II," not limited in aggregate principal amount, and has authorized an initial issue of $15,000,000 principal amount thereof. The Company has complied or will comply with all provisions required to issue additional Debentures under the Indenture.

         The Company desires to execute and deliver this First Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation of a new series of Debentures, designating the series to be created and specifying the form and provisions of the Debentures of such series.

         All things necessary to make the Investment Debentures, Series II, when executed by the Company, authenticated by the Trustee, delivered as authorized by the Company and duly issued by the Company, the valid obligations of the Company, and to make this First Supplemental Indenture a valid agreement of the Company, in accordance with their or its terms, have been done.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and the purchase of the Investment Debentures, Series II, by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Investment Debentures, Series II, as follows:

                                   ARTICLE ONE

                      Investment Debentures, Series II and
                       Certain Provisions Relating Thereto

         Section 1-1. Terms of Investment Debentures, Series II.

         There shall be hereby established a series of Debentures to be designated "Investment Debentures, Series II." The aggregate principal amount of Investment Debentures, Series II, at any one time Outstanding shall not be limited. The initial Investment Debentures, Series II, shall



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be issued in the maturities and denominations with proposed interest rates upon the unpaid principal amounts thereof as follows:

                                                                 Minimum                    Increments Over
         Maturity                 Interest Rate                Denomination                     Minimum
         --------                 -------------                ------------                 ---------------
      6 to 10 years                     10%                      $  100.00                       $1.00
       2 to 5 years                     12%                      $  100.00                       $1.00
          1 year                     9-1/2%                      $  100.00                       $1.00
         6 months                    9-1/2%                      $5,000.00                       $1.00

The maturities, interest rates, minimum denominations and increments over the minimum denominations of Investment Debentures, Series II, may be changed at any time by the Company, but no such change will affect any Investment Debentures, Series II, issued prior to such change. Holders of Investment Debentures, Series II, may select a monthly, quarterly, semiannual or annual Interest Payment Date or may elect to allow interest to be compounded and paid as set forth in the form of the Investment Debentures, Series II, in Section 1-2 hereof. The "Regular Record Date" for the interest payable on any Interest Payment Date means, with respect to Investment Debentures, Series II, the 15th day (whether or not a Business Day) of the calendar month next preceding the Interest Payment Date as specified on each Investment Debenture, Series II. Payment of the principal of and interest on Investment Debentures, Series II will be made at the office or agency of the Company maintained for that purpose in Spokane, Washington. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Debenture Register. In the event of the death of any registered owner of an Investment Debenture, Series II, any party entitled to receive some or all of the proceeds of such Investment Debenture, Series II, may elect to have his or her share of such Investment Debenture, Series II prepaid under the terms set out in the form of the Investment Debentures, Series II in Section 1-2 hereof.

         Section 1-2. Form of Investment Debentures, Series II.

                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.
                W. 929 Sprague Avenue, Spokane, Washington 99204
                         Investment Debenture, Series II

Issued To
          ------------------------
Principal Amount
                 -----------------
Issue Date
           -----------------------
Maturity Date
              --------------------
Interest Rate
              --------------------
Certificate Number
                   ---------------
Interest Payable
                 -----------------



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         The Debenture

         This is a duly authorized Debenture of Metropolitan Mortgage & Securities Co., Inc. ("Metropolitan"). This Debenture is issued under an Indenture dated July 6, 1979 (the "Indenture") between Metropolitan and Seattle-First National Bank as Trustee (the "Trustee"). The Indenture permits Metropolitan to issue an unlimited amount of Debentures, the terms of which may vary according to series. This Debenture is of the series stated above; that series is limited in aggregate principal amount as stated in the Indenture (or supplemental indentures). The Indenture (and supplemental indentures) contains statements of the rights of the Debentureholders, Metropolitan and the Trustee and provisions concerning authentication and delivery of the Debentures. Definitions of certain terms used in this Debenture are also found in the Indenture (and supplemental indentures).

         Payment of Principal

         For value received, Metropolitan promises to pay the principal amount of this Debenture at the maturity date stated above. Payment will be made to the Person to whom this Debenture is issued, or registered assigns.

         Payment of Interest

         Metropolitan promises to pay interest on the principal amount of this Debenture from the issue date until the principal amount is paid or made available for payment. Interest will be computed at the annual interest rate stated above. Interest will be payable or compounded as stated above or as otherwise elected by the Person entitled to payment of interest. Metropolitan will pay interest to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for the payment of interest. The Regular Record Date is the 15th day of the calendar month immediately preceding an Interest Payment Date.

         Compounding of Interest

         If the Person entitled to payment of interest so elects, Metropolitan will compound interest rather than pay interest in installments. Interest will be compounded on a semiannual basis at the interest rate stated above from the Interest Payment Date immediately preceding receipt by Metropolitan of the compounding election. Interest will be compounded from the issue date of the Debenture if Metropolitan receives the compounding election prior to the first Interest Payment Date. Interest will be compounded until the maturity date stated above and will be paid on such date. Prior to Maturity, however, Metropolitan will pay at the Debentureholder's request the interest accumulated in the last two semiannual compounding periods before Metropolitan receives the request, together with the interest accrued from the end of the last such semiannual period. Interest compounded prior to the last two semiannual compounding periods is payable only on the maturity date stated above.

         Prepayment on Death

         In the event of a Debentureholder's death, any Person entitled to receive some or all of the proceeds of this Debenture may elect to have his or her share of the principal and any unpaid



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interest prepaid in full in five consecutive equal monthly installments.
Interest on the declining principal balance of that share will continue to accrue at the interest rate stated above. Any request for prepayment must be made in writing to Metropolitan. The request must be accompanied by the Debenture and evidence, satisfactory to Metropolitan, of the Debentureholder's death. Before Metropolitan prepays the Debenture, it may require additional documents or other material it considers necessary to establish the Persons entitled to receive some or all of the proceeds of the Debenture. Metropolitan may also require proof of other facts relevant to its obligation to prepay the Debenture in the event of death.

         Miscellaneous

         The provisions on the reverse are part of this Debenture.

         This Debenture is not entitled to any benefit under the Indenture nor is this Debenture valid or obligatory for any purpose unless the certificate of authentication below has been executed by the Trustee by manual signature.

         This Debenture is not insured by the United States government, the State of Washington nor any agency thereof.

         IN WITNESS WHEREOF, Metropolitan has caused this Debenture to be duly executed under its corporate seal.

                                            METROPOLITAN MORTGAGE & SECURITIES
                                            CO., INC.
(Corporate Seal)


                                            By
                                              ----------------------------------
                                              Chairman of the Board,
                                              President or Vice President
Attest:
       --------------------------------
       Secretary or Assistant Secretary



                          CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures referred to in the within-mentioned Indenture.

                                            SEATTLE-FIRST NATIONAL BANK, as
                                            Trustee



                                            By
                                              ----------------------------------
                                              Authorized Officer



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              [FORM OF REVERSE OF INVESTMENT DEBENTURE, SERIES II]

         Transfer and Exchange

         Transfer and exchange of this Debenture are conditioned by certain provisions in the Indenture. To effect a transfer, the Holder must surrender this Debenture at Metropolitan's office or agency in Spokane, Washington. This Debenture must be duly endorsed or accompanied by a written instrument of transfer satisfactory to Metropolitan. Upon transfer, one or more new Debentures of the same series, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. Prior to due presentment for registration of transfer, Metropolitan, the Trustee or any of their agents may treat any Person in whose name this Debenture is registered as the owner of this Debenture, regardless of notice to the contrary or whether this Debenture might be overdue.

         This Debenture is issuable only as a registered Debenture; it does not bear coupons. As provided in the Indenture, this Debenture is exchangeable for other Debentures of the same series of authorized denominations with the same aggregate principal amount. To effect an exchange, the Holder must surrender this Debenture at Metropolitan's office or agency in Spokane, Washington. The Debenture must be duly endorsed or accompanied by a written instrument of exchange satisfactory to Metropolitan.

         No service charge will be made for a transfer or exchange, but Metropolitan may require payment of a sum sufficient to cover any governmental charge payable in connection with such transaction.

         Amendment of the Indenture; Waiver of Rights

         With certain exceptions, the Indenture may be amended, the obligations and rights of Metropolitan may be modified and the rights of the Debentureholders may be modified by Metropolitan at any time with the consent of the Holders of 66-2/3% in aggregate principal amount of the Debentures at the time Outstanding. The Indenture allows the Holders of specified percentages in aggregate principal amount of the Debentures of a particular series to waive compliance by Metropolitan with certain Indenture provisions and to waive past defaults and their consequences on behalf of all the Holders of Debentures of that series. Any such consent or waiver by the Holder of this Debenture will be binding upon that Holder. The consent or waiver will also be binding upon all future Holders of this Debenture and of any Debenture issued upon the transfer of, or in exchange for or in lieu of this Debenture, whether or not that consent or waiver is noted upon the Debenture.

         Failure to Pay Interest; Events of Default

         If interest is not punctually paid or duly provided for, it shall cease to be payable to the registered Holder of this Debenture on the applicable Regular Record Date. Instead, the Trustee will fix a Special Record Date for payment of the Defaulted Interest. The Trustee will give the Debentureholders notice of the Special Record Date at least 10 days prior to the Special Record Date. The Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Special Record Date will be entitled to payment of the



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Defaulted Interest. If the Debentures are listed on a securities exchange, however, the Defaulted Interest may be paid at any time and in any lawful manner consistent with the requirements of the exchange.

         If an Event of Default occurs, the principal of all the Debentures may be declared due and payable as provided in the Indenture.

         Form of Payment

         Payment of principal and interest will be made at the office or agency of Metropolitan maintained for that purpose in Spokane, Washington. Payment will be made in coin or currency of the United States of America that is legal tender for payment of public and private debts at the time of payment. At Metropolitan's option, however, payment of interest may be made by check mailed to the Person entitled to the interest at that Person's address as it appears in the Debenture Register.

         Business Days

         Whenever any Interest Payment Date, the Stated Maturity of this Debenture or any date on which any Defaulted Interest is proposed to be paid is not a Business Day, the appropriate payment or compounding of interest or principal may be made on the next succeeding Business Day without accrual of additional interest.

         Certain Definitions

         Metropolitan is a Washington corporation. The term "Metropolitan" includes any successor corporation under the Indenture. The term "Trustee" includes any successor trustee under the Indenture.

         Section 1-3. Events of Default.

         "Event of Default," with respect to the Investment Debentures, Series II, means any one of the events specified below in this Section 1-3 (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest upon any Investment Debenture, Series II, when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

                  (2) default in the payment of the principal of (or premium, if any, on) any Investment Debenture, Series II, at its Maturity; or

                  (3) default in the performance, or breach, of any covenant or warranty of the Company with respect to Investment Debentures, Series II, in the Indenture or this First Supplemental Indenture (other than a covenant or warranty a default in whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or



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         breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Investment Debentures, Series II, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (4) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or an insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any Federal bankruptcy laws or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (5) the institution by the Company of proceedings to be adjudicated a bankrupt or an insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any Federal bankruptcy laws or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

         Section 1-4. Right of Redemption.

         Notwithstanding anything to the contrary contained in the Indenture or this First Supplemental Indenture, the Investment Debentures, Series II are not redeemable prior to Maturity; the Company may, however, pay principal and premium, if any, and interest on such Debentures either upon mutual agreement between the Holders of an Investment Debenture, Series II, and the Company or as provided in the Indenture or this First Supplemental Indenture in the event of the death of any registered owner or any registered joint owner without such payment constituting a redemption.

                                   ARTICLE TWO

                                  Miscellaneous

         Section 2-1. Supplemental Indenture.

         This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Investment Debentures, Series II, to the same extent as if specifically set



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forth herein. All terms used in this First Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

         Section 2-2. Regulation of Interest Rates.

         The Company hereby agrees that it will actively resist any attempts to claim and will not voluntarily claim, the benefit of any interest rate regulation law against any Debentureholder.

         IN WITNESS WHEREOF, METROPOLITAN MORTGAGE & SECURITIES CO., INC. has caused this First Supplemental Indenture to be signed in its corporate name by its Chairman of the Board, its President or a Vice-President and its corporate seal to be affixed hereunto, and the same to be attested by the signature of its Secretary or an Assistant Secretary; and SEATTLE-FIRST NATIONAL BANK, in evidence of its acceptance of the trust hereby created, has caused this First Supplemental Indenture to be signed in its corporate name by one of its Trust Officers, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Trust Officers. Executed and delivered as of the date first above written.

                                            METROPOLITAN MORTGAGE & SECURITIES
                                            CO., INC.



                                            By /s/ C. Paul Sandifur
                                              ----------------------------------
                                              Chairman of the Board
Attest:



/s/ Reuel Swanson
---------------------------------------
Secretary or Assistant Secretary

(Corporate Seal)

                                            SEATTLE-FIRST NATIONAL BANK



                                            By /s/ Alan B. Reed
                                              ----------------------------------
                                              Alan B. Reed, Assistant Vice
                                              President and Manager



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Attest:



Signature Illegible
----------------------------------
Trust Officer


STATE OF WASHINGTON          )
                             ) ss.
COUNTY OF SPOKANE            )

         On this 13th day of October, 1980, before me personally appeared C. Paul Sandifur, to me known to be the Chairman of the Board of Metropolitan Mortgage & Securities Co., Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                            /s/ Mildred Manning
                                            ------------------------------------
                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at Spokane

STATE OF WASHINGTON          )
                             ) ss.
COUNTY OF KING               )

         On this 7th day of October, 1980, before me personally appeared Alan B. Reed, to me known to be the Assistant Vice President and Manager of Seattle-First National Bank, the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                            Signature Illegible
                                            ------------------------------------
                                            NOTARY PUBLIC in and for the State
                                            of Washington, residing at Seattle



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